Exhibit 99.2

Q2 2009 Earnings Conference Call August 5, 2009

Forward-Looking Statements Certain statements, including discussions of the Company's expectations for 2009 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors, which may cause actual events and results to differ materially from historical results or the future results expressed or implied by the forward-looking statements. Please refer to the Company's Annual Report on Form 10-K for the year ended December 28, 2008 and our subsequent filings on Form 10-Q for the fiscal quarters ended March 29, 2009 and June 28, 2009 for a description of the factors that could cause such results to differ. The Company intends our forward-looking statements to speak only as of the date made and undertakes no obligation to update or revise any forward-looking statements. To supplement the Company's condensed consolidated financial statements presented in accordance with GAAP, the Company uses certain measures defined as non-GAAP financial measures by the SEC. Information regarding the reconciliation of the non-GAAP measures used in this presentation to our GAAP results is contained in the appendix and is also available on our website at http://www.apaccustomerservices.com and through the SEC.

Michael P. Marrow, President & CEO Andrew B. Szafran, SVP & CFO Participants

Agenda CEO Opening Commentary 2Q Overview Guidance Increase Financial Overview Additional CEO Commentary Operational Highlights Ongoing Priorities

Quarter-over-Quarter Analysis Revenue $66.0 $60.7 ? 8.8% Gross Margin 23.3% 17.7% ? 560 bp Adjusted EBITDA** $10.8 $6.0 ? 79.8% Net Income / (Loss) $7.7 $(0.1) NM* ($ in millions) Q2 2009 Q2 2008 Change * Percentage change is not meaningful ** See appendix Debt $0 $6.1 ? 100.0%

Year-over-Year Analysis Revenue $139.3 $124.2 ? 12.1% Gross Margin 24.4% 14.9% ? 950 bp Adjusted EBITDA** $24.4 $8.7 ? 180.5% Net Income / (Loss) $18.4 $(4.1) NM* ($ in millions) YTD 2009 YTD 2008 Change * Percentage change is not meaningful ** See appendix Debt $0 $17.7 ? 100.0%

Update on new customer care facilities Leyte, Philippines Tucson, AZ Recent contract wins Major media corporation Major financial institution Two existing wireless clients Robust new business opportunity pipeline Expanding APAC's bench strength Operational Highlights

Continue to enhance the quality and dependability of APAC's services Constant cost improvement through eliminating waste and reducing overhead Win business with both new logos and existing clients Continue to develop and recruit talented staff to operate business and service clients Ongoing Priorities

APPENDIX

Appendix - Non-GAAP Financial Measures To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we use the following measures defined as non-GAAP financial measures by the SEC: EBITDA and adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from these non^GAAP financial measures are significant components of our financial statements and must be considered so in performing a comprehensive analysis of our overall financial results. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. We believe management, investors and lenders benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate internal comparisons to our historical performance and liquidity. We believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to supplemental information used by us in our financial and operational decision making. We use consistent methods for computation of non-GAAP financial measures. Our calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies. The accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additional information on these non-GAAP financial measures can be found in our Annual Report on Form 10-K for the year ended December 28, 2008 and our subsequent filings on Form 10-Q for the fiscal quarters ended March 29, 2009 and June 28, 2009.

Appendix - Non-GAAP Financial Measures We operate on a thirteen-week fiscal quarter that ends on the Sunday closest to June 30. We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges. EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, and evaluate our overall progress towards meeting our long-term financial objectives. EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows: